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                                                                     EXHIBIT 3.3


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                          AMENDED AND RESTATED BY-LAWS
                         Effective as of June 23, 1998

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                                   ARTICLE I

                                    Offices

     Section 1. Registered Office. The registered office of the Corporation shall be in the City of Dover, County of Kent, State of Delaware, and the registered agent of the Corporation shall be XL Corporate Services, Inc., 15 East North Street, Dover, Delaware 19901, or such other agent within the State of Delaware as the Board of Directors of the Corporation shall select.

     Section 2. Other Officers. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            Meetings of Stockholders

     Section 1. Annual Meeting. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held within six months following the close of each fiscal year of the Corporation, or on such other date as may be fixed from time to time by resolution of the Board of Directors, and at such place within or without the State of Delaware as shall be designated by the Board of Directors.

     Section 2. Special Meeting. Special meetings of the stockholders may be called by the holders of record of the Corporation's Series A Preferred Stock for the purpose or purposes, at the time or times, and in the manner, specified in the Certificate of Incorporation, and may be called for any purpose or purposes by the Chairman of the Board, if any, the President of the
Corporation, a Supermajority of the Board of Directors (as defined in Section 7 of Article III) or the holders of more than fifty percent (50%) of the shares of stock of the Corporation issued and outstanding and entitled to vote thereat. Such meetings shall be held at such time and at such place within or without the State of Delaware as shall be specified in the notice of the meeting, provided that, a special meeting called for the purpose of filling a vacancy among the directors elected by the holders of record of Series A Preferred
Stock in accordance with Section 12 of Article III shall be held at the earliest practicable date after notice thereof is given, not less than ten nor more than 60 days after such notice.
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     Section 3. Notice of Meetings. Notice of the place, date and time of the holding of each annual and special meeting of the stockholders and the purpose or purposes thereof shall be given personally or by mail in a postage prepaid envelope to each stockholder entitled to vote at such meeting, not less than ten nor more than 60 days before the date of such meeting, and, if mailed, it shall be directed to such stockholder at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address. Any such notice for any meeting other than the annual meeting of stockholders shall indicate that it is being issued at the direction of holders of record of Series A Preferred Stock, the Chairman of the Board, if any, the President, the Board of Directors or the stockholders, as applicable, which notice shall not be required to be given to any stockholder and who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy. Unless the Board of Directors shall fix a new record date for an adjourned meeting, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days or, if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 4. Quorum. Except as otherwise required by law or the Certificate of Incorporation, at all meetings of the stockholders, the presence in person or by proxy of the holders of record of a majority of the shares of stock of the Corporation issued and outstanding and entitled to vote shall constitute a quorum for the transaction of any business. At any meeting held for the purpose of electing directors representing the holders of Series A Preferred Stock, the presence, in person or by proxy, of the holders of record of at least 80% of the voting power of the Series A Preferred Stock then issued and outstanding shall constitute a quorum for the transaction of such business. In the absence of a quorum, the holders of a majority of the shares of stock present in person or by proxy and entitled to vote or, if no stockholder entitled to vote is present, then any officer of the Corporation, may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

     Section 5. Organization. At each meeting of the stockholders, the Chairman of the Board, if any, or in his absence or inability to act, the President, or in his absence or inability to act, any person chosen by a majority of those stockholders present or represented, shall act as chairman of the meeting. The Secretary, or, in his absence or inability to act, an Assistant Secretary or any other officer appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

     Section 6. Order of Business. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

     Section 7. Voting. Except as otherwise provided by statute or the Certificate of Incorporation, at each meeting of the stockholders, each holder of record of shares of (a) Common Stock of the Corporation

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shall be entitled to one vote for every share of such stock standing in his name on the record of stockholders of the Corporation, and (b) Series A Preferred Stock of the Corporation shall be entitled to one vote for every share of Common Stock of the Corporation into which such shares of Series A Preferred are then convertible pursuant to the Certificate of Incorporation, in each case (i) on the date fixed by the Board of Directors as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or (ii) if such record date shall not have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given; or (iii) if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Except as otherwise specified in the Certificate of Incorporation or these By-laws, the holders of record of shares of Series A Preferred Stock or shares of Common
Stock shall vote together as one class. Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated in the order of business for so delivering such proxies. No proxy shall be valid after the expiration of three years from the date thereof, unless the proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where an irrevocable proxy is permitted by law. Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the total votes cast at a meeting of stockholders by the holders of shares present in person or represented by proxy and entitled to vote on such action, or, at any meeting held for the purpose of electing directors representing the holders of Series A Preferred Stock, by vote of the holders of record of at least 75% of the voting power of the Series A Preferred Stock then issued and outstanding. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

     Section 8. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, or shall cause to be prepared and made, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.



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     Section 9. Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders.

     Section 10. Consent of Stockholders in Lieu of Meeting. Unless otherwise provided by the Certificate of Incorporation or by law, any action which is required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent setting forth the action so taken is signed by the holders of record of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

     Section 11. Notice of Stockholder Business. At an annual meeting of stockholders, only such business shall be conducted as shall properly have been brought before the meeting. To be brought properly before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given as set forth in the Certificate of Incorporation or by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or by the Chairman of the Board or the President of the Corporation or (c) otherwise properly brought before the meeting by a stockholder. For business to be brought properly before an annual meeting by a stockholder, the stockholder must have given timely notice thereof (as determined by the Board of Directors or otherwise pursuant to the Certificate of Incorporation) in writing to the Secretary of the Corporation. As used in this Section 11 of these By-Laws, the phrase "notice or prior public disclosure of the date of the meeting" shall mean notice or prior public disclosure of the date on which the meeting is originally scheduled to be called to order and shall not refer to notice or prior public disclosure of any date to which such meeting may be adjourned. A stockholder's notice to the Secretary shall set forth, as to each matter the stockholder proposes to bring before the annual meeting, (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's stock transfer books, of the stockholder proposing such business, and (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned (such term being used in this Section 11 of these By-Laws with the meaning ascribed to such term in Rule 13d-3 of the rules under the Securities Exchange Act of 1934, as amended, as such Rule was in effect

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on July 1, 1990) by the stockholder. If the presiding officer of an annual meeting determines and declares that business was not properly brought before the meeting in accordance with this Section 11, any such business shall not be transacted.


                                  ARTICLE III


                               BOARD OF DIRECTORS

     Section 1. General Powers. The property, business and affairs of the Corporation shall be managed by the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation or these By-Laws directed or required to be exercised or done by the stockholders.

     Section 2. Number, Term of Office, Qualifications and Election. The number of directors of the Corporation shall be at least seven, and shall otherwise be determined by the Board of Directors or the stockholders in accordance with the Certificate of Incorporation, unless there shall be no Series A Preferred Stock issued and outstanding, in which case the number of directors comprising the entire Board shall be one, or such other number as shall be determined from time to time by the Board of Directors. Until such time as specified in the Certificate of Incorporation, the holders of record of Series A Preferred Stock, voting as a class as specified herein and in the Certificate of Incorporation, shall be entitled to elect that number of directors as set forth in the Certificate of Incorporation (the "Series A Directors") and the holders of record of shares of Common Stock, voting as a class, shall be entitled to elect that number of directors as set forth in the Certificate of Incorporation (the "Common Directors"). At each annual meeting of stockholders, directors elected to succeed the directors whose terms expire at such annual meeting shall be elected to hold office for a term expiring at the next annual meeting. Directors need not be stockholders. Except as otherwise required by statute or the Certificate of Incorporation or these By-Laws, directors to be elected at each annual meeting of stockholders shall be elected by a plurality of the votes cast at the meeting by the holders of shares present in person or represented by proxy and entitled to vote for the election of such directors.

     Section 3. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of the stockholders, on the same day and at the same place where such annual meeting shall be held or at such other time and place as the Board of Directors shall determine. Notice of such meeting need not be given. Such meeting may be held at any other time or place (within or without the State of Delaware) which shall be specified in a notice thereof given as hereinafter provided in Section 6 of this Article III, or in a waiver of notice thereof.

     Section 4. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places within or without the State of Delaware as the Board of Directors may from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same

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hour on the next succeeding business day. Notice of regular meetings of the
Board of Directors need not be given except as otherwise required by statute or these By-Laws.

     Section 5. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, if any, the President or any three directors of the Corporation and shall be held at such time and at such place within or without the State of Delaware as shall be specified in the notice of meeting or waiver thereof.

     Section 6. Notice of Meetings. Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this
Section 6, in which notice shall be stated the time and place of the meeting. Notice of each such meeting shall be delivered to each director, either personally or by telephone, telegraph, facsimile transmission, cable, or wireless, at least twenty-four hours before the time at which such meeting is to be held or shall be mailed to each director by first-class mail postage prepaid, addressed to him at his residence, or usual place of business, at least two days before the day on which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without objecting, at the beginning of such meeting, to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise specifically required by these By-Laws, a notice or waiver of notice of any regular or special meeting of the Board of Directors need not state the purpose or purposes of such meeting.

     Section 7. Quorum and Manner of Acting. A majority in number of each of the Series A Directors and the Common Directors, and, so long as the Company may be party to stockholders agreement requiring the holders of each of the Series A Preferred Stock and the Common Stock to elect a certain number of unaffiliated, unrelated directors (the "Independent Directors") among both the Series A Directors and the Common Directors, a majority in number of such Independent Directors (who shall also count for purposes of determining whether a majority of the class of directors to which they otherwise each belong is present) shall be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting, and, except as otherwise expressly required by statute, the Certificate of Incorporation or these By-Laws, the act of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present, or if no director is present, the Secretary, may adjourn such meeting to another time and place, or such meeting, unless it be the annual meeting of the Board of Directors, need not be held. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Except as provided in
Section 12 of this Article III and Article IV of these By-Laws and as otherwise specifically authorized by resolution of the Board of Directors, the directors shall act only as a Board of Directors and the individual directors shall have no power as such.

     Section 8. Action Requiring Supermajority Vote. Notwithstanding anything contained herein to the contrary, so long as the number of directors constituting the entire Board of Directors of the Corporation shall be seven, the following actions to be taken by the Board of Directors shall require the affirmative vote of at least six of the seven directors or, if applicable, the vote of all directors other than the director or directors


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who have a direct personal interest in the outcome of a matter to be voted upon
(a "Supermajority"): (a) any of the transactions or actions requiring the approval of the holders of 75% of the shares of Series A Preferred Stock as set forth in Section 4(c) of the Certificate of Incorporation; (b) the election or removal without cause of any of the Chairman of the Board (if any), President, any Vice President, Treasurer or Secretary of the Corporation; (c) the termination of any employment agreement between an officer named in Section 8(b) above and the Corporation, or the entry into an employment agreement between the Corporation and such an officer; (d) the removal, without cause, of a director of the Corporation; (e) the repeal or amendment of any of these By-laws, or the adoption of new By-laws; (f) the creation and appointment of any committee of the Board of Directors, and the designation of its duties, pursuant to Article IV of these By-laws, unless the composition of such committee reflects the same proportionate representation of Series A Directors and Common Directors as such directors represent on the entire Board of Directors; (g) the dissolution of any committee appointed pursuant to Article IV of these By-laws;
(h) the declaration of dividends, or the payment of dividends in cash if otherwise payable in stock pursuant to the Certificate of Incorporation; (i) the determination not to undertake in full then existing indemnity obligations of the Corporation; (j) a change in the number of directors constituting the entire Board of Directors and (k) any other action or transaction requiring such a vote hereunder or under the Certificate of Incorporation.

     Section 9. Organization. At each meeting of the Board of Directors, the Chairman of the Board, if any, or, in his absence or inability to act, the President, or, in his absence or inability to act, another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside thereat. The minutes of the meeting shall be recorded by any officer of the Corporation present and designated by such chairman.

     Section 10. Resignations. Any director of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 11. Removal of Directors. Except as otherwise provided in the Certificate of Incorporation, any director may be removed, at any time, with or without cause, by the affirmative vote of (a) the holders of a majority of the outstanding shares of the class of stock that was entitled to vote for the election of such director at a meeting of such stockholders called and held for that purpose, (b) a majority of the Board of Directors, if for cause, or (c) a Supermajority of the Board of Directors, if without cause.

     Section 12. Vacancies. Except as otherwise required by statute or by the Certificate of Incorporation, during the intervals between annual meetings of stockholders, any vacancies and any newly created directorships resulting from an increase in the authorized number of directors of the Corporation and vacancies occurring in the Board of Directors for any reason may be filled by majority vote of the directors then remaining in office of the same class as the class of the director to be elected, whether or not a quorum, or by a sole remaining such director, at a meeting of the Board of Directors. Each director chosen to fill a vacancy shall hold office for the unexpired term in respect of which such vacancy occurred. Except as otherwise required by the Certificate of Incorporation, each director chosen to fill a newly created directorship

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shall hold office for a term expiring at the next annual meeting. Each director shall hold office for the specified term and until a successor shall be duly elected and qualified, except in the event of death, resignation or removal. If there are no directors in office, then a special meeting of stockholders for the election of directors may be called and held in the manner provided by statute.

     Section 13. Compensation. The Board of Directors or a committee of the Board designated by it in accordance with the terms hereof shall have authority to fix the compensation, if any, including, without limitation, fees and reimbursement of expenses, of directors for services to the Corporation in any capacity; provided, however, that no such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 14. Action without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     Section 15. Participation in Meetings by Telephone and Other Equipment. Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

                                   ARTICLE IV

                         Executive and Other Committees

     Section 1. Executive and Other Committees. The Board of Directors may, acting in accordance with Article III, designate an Executive Committee, to consist of two or more directors of the Corporation, and one or more other committees, each such other committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The Executive Committee, while the Board of Directors is not in session, shall have and may exercise, and any such other committee, to the extent provided in the applicable resolution of the Board of Directors establishing such committee, shall have and may exercise, all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, amending the By-Laws of the Corporation or otherwise taking any of the actions that require the vote of a Supermajority of the Board or the approval of the stockholders or any class thereof, whether pursuant to these By-law or the Certificate of Incorporation. Each committee shall keep written

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minutes of its proceedings and shall report such minutes to the Board of
Directors when required. All such proceedings shall be subject to revision or alteration by the Board of Directors; provided, however, that rights of third parties shall not be prejudiced by such revision or alteration. The Board may, at any time, fill vacancies in, change the membership of, or dissolve any such committee as set forth in Section 8 of Article III.

     Section 2. Executive Committee General. Regular meetings of the Executive Committee shall be held at such times and places, within or without the State of Delaware, as a majority of such Committee may from time to time by resolution determine. Special meetings of the Executive Committee may be called at the request of any member thereof and may be held at such times and places, within or without the State of Delaware, as such Committee may from time to time by resolution determine or as shall be specified in the respective notices or waivers of notice thereof. Notice of regular meetings of such Committee need not be given except as otherwise required by statute of these By-Laws. Notice of each special meeting of such Committee shall be given to each member of such Committee in the manner provided for in Section 6 of Article III of these By-Laws. Subject to the provisions of this Article IV, the Executive Committee, by resolution of a majority of such Committee, shall fix its own rules of procedure. A majority of the Executive Committee shall be present in person at any meeting of the Executive Committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of the Executive Committee. The members of the Executive Committee shall act only as a committee, and the individual members shall have no power as such.

     Section 3. Other Committees: General. A majority of any committee may fix its rules of procedure, determine its action, and fix the time and place, within or without the State of Delaware, or its meetings, unless the Board of Directors shall otherwise by resolution provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 6 of Article III of these By-Laws. Nothing in this Article IV shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board of Directors unless any action taken thereby is approved by a majority of the members thereof, each member of which is a member of the Board of Directors.

                                   ARTICLE V

                                    Officers

     Section 1. Number and Qualifications. The officers of the Corporation shall be a President, a Treasurer and a Secretary. Any two or more offices may be held by the same person. Such officers shall be elected from time to time by the Board of Directors, each to hold office until the meeting of the Board following the next annual meeting of the stockholders, or until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned or until he shall have been removed, as hereinafter provided in these By-Laws. The Board of Directors may from time to time elect such other officers (including a Chairman of the Board and one or more Vice Presidents, Assistant Treasurers and Assistant

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Secretaries) and such agents as it may deem necessary or desireable for the business of the Corporation. The Board of Directors may from time to time authorize any principal officer or committee to appoint, and to prescribe the authority and duties of, any such subordinate officers or agents. Each of such other officers and agents shall have such authority, perform such duties, and hold office for such period, as are provided in these By-Laws or as may be prescribed by the Board of Directors or by the principal officer or committee appointing such officer or agent.

     Section 2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chairman of the Board, if any, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 3. Removal. Any officer or agent of the Corporation may be removed, either with or without cause, at any time, by vote of the Board of Directors as specified in Section 8 of Article III, or (except in the case of an officer or agent elected or appointed by the Board) by any principal officer or committee upon whom such power of removal may be conferred by the Board.

     Section 4. Vacancies. A vacancy in any office, whether arising from death, resignation, disqualification, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these By-Laws for the regular election or appointment to such office.

     Section 5. The Chairman of the Board. The Chairman of the Board, if elected, shall, if present, preside at all meeting of the stockholders and the Board of Directors and, in general, shall have such other powers and perform such other duties as usually pertain to the office of the Chairman of the Board or as from time to time may be assigned to him or her by the Board of Directors. At the discretion of the Board of Directors, the Chairman of the Board, if elected, may be the chief executive officer of the Corporation and, if so appointed by the Board of Directors, shall have general and active supervision and direction over the business and affairs of the Corporation and over its officers, subject, however, to the control of the Board of Directors.

     Section 6. The President. The President shall be the chief executive officer of the Corporation and shall have general and active supervision and direction over the business and affairs of the Corporation and over its officers, unless the Chairman of the Board, if any, is appointed to serve as chief executive officer, in which case the President shall be the chief operating officer of the Corporation and shall have general and active supervision and direction over the ordinary business operations and affairs of the Corporation and over its officers, subject, however, to the supervision and direction of the Chairman of the Board, if any, who is also the chief executive officer of the Corporation, and to the control of the Board of Directors. He or she shall, if present, in the absence or inability to act of the Chairman of the Board, preside at meetings of the stockholders and at meeting of the Board of Directors. In general, the President shall have such other powers and perform such other duties as usually pertain to the office of the President and chief executive officer or chief operating officer, as the case may be, or as from time to time may be assigned to him or her by the Board of Directors or the Chairman of the Board, if any.

     Section 7. Vice Presidents. Each Vice President shall have such powers and perform such duties as usually pertain to his office or as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, if any, or the President. During the absence of the President or his inability to act, the Vice President, or, if there is more than one Vice President, the Vice President designated by the Board of Directors, shall exercise the powers and perform the duties of the President, subject to the direction of the Board of Directors or the Chairman of the Board, if any.

     Section 8. Treasurer. The Treasurer shall:

     (a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

     (b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and have control of all books of account of the Corporation;

     (c) cause all moneys and other valuables to be deposited to the credit of the Corporation in such depositories as may be designated by the Board of Directors;

     (d) receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;

     (e) disburse the funds of the Corporation and supervise the investment of its funds as ordered or authorized by the Board of Directors, taking proper vouchers therefor;

     (f) render to the Chairman of the Board, if any, the President, the Board of Directors or any committee thereof, whenever required, an account of the financial condition of the Corporation and of his transactions as Treasurer; and

     (g) in general, have such other powers and perform such other duties as usually pertain to the office of Treasurer or as from time to time may be assigned to him or her by the Board of Directors, the Chairman of the Board, if any, or the President.

     Section 9. Assistant Treasurers. At the request of the Treasurer or in the case of his or her absence or inability to act, the Assistant Treasurer, or if there be more than one, the Assistant Treasurer designated by the Board of Directors or, in the absence of such designation, by the Chairman of the Board, if any, or the President, shall perform all the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. In general, each Assistant Treasurer shall have such other powers and perform such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chairman of the Board, if any, the President or the Treasurer.

     Section 10. The Secretary. The Secretary shall:

     (a) keep or cause to be kept, in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, of the committees of the Board of Directors and of the stockholders;

     (b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

     (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

     (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

     (e) in general, have such other powers and perform such other duties as usually pertain to the office of Secretary or as from time to time may be assigned to him or her by the Board of Directors, the Chairman of the Board, if any, or the President.

     Section 11. Assistant Secretaries. At the request of the Secretary or in case of his or her absence or inability to act, the Assistant Secretary, or if there be more than one, the Assistant Secretary designated by the Board of Directors or, in the absence of such designation, by the Chairman of the Board, if any, or the President shall perform all the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary. In general, each Assistant Secretary shall have such other powers and perform such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chairman of the Board, if any, the President or the Secretary.

     Section 12. Officers' Bonds or Other Security. If required by the Board of Directors, any officer of the Corporation shall give a bond for the faithful performance of his or her duties, for such term and in such amount and with such surety or sureties as the Board may require.

     Section 13. Compensation. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors or a committee of the Board designated by it, and no officer of the Corporation shall be prevented from receiving compensation by reason of the fact that he or she is also a director of the Corporation.

                                   ARTICLE VI

                       Checks, Drafts, Bank Accounts Etc.

     Section 1. Checks, Drafts, etc. All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation shall be signed in the name and on behalf of the Corporation by such person or persons and in such manner as shall from time to time be authorized by the Board of Directors.

     Section 2. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may from time to time designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board of Directors. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation.

     Section 3. General and Special Bank Accounts. The Board of Directors may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositaries as the Board may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board of Directors. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with provisions of these By-Laws, as it may deem expedient.

     Section 4. Proxies in Respect of Securities of Other Corporations. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, if any, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation in the name and on behalf of the Corporation to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing in the name of the Corporation as such holder to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name of or on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

                                  ARTICLE VII

                Shares and Their Transfer; Examination of Books

     Section 1. Stock Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate, in such form as shall be approved by the Board of Directors, certifying the number and class of shares of stock of the Corporation owned by him or her. The certificates representing shares of the respective classes of stock shall be numbered in order of their issue and shall be signed in the name of the Corporation by the Chairman of the Board, if any, or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and sealed with the seal of the Corpo-ration (which seal may be a facsimile, engraved or printed). Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

          Section 2. Books of Account and Record of Stockholders. The books and records of the Corporation may be kept at such places, within or without the State of Delaware, as the Board of Directors may from time to time determine. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board of Directors.

          Section 3. Transfers of Shares. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only upon authorization by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation may hold any such stockholder of record liable for calls and assessments and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person whether or not it shall have express or other notice thereof. Whenever any transfers of shares shall be made for collateral security and not absolutely, and both the transferor and transferee request the Corporation to do so, such fact shall be stated in the entry of the transfer.

          Section 4. Regulations. The Board of Directors may make such additional rules an regulations, not inconsistent with these By-Laws or the Certificate of Incorporation, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

          Section 5. Lost, Destroyed or Mutilated Certificates. The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost, stolen or destroyed or which shall have been mutilated, and the Board of Directors may, in its discretion, require such owner or his or her legal representatives to give the Corporation and/or any agent of the Corporation designated by it a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Board of Directors in its absolute discretion shall determine, to indemnify the Corporation and/or such agent against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate, or the issuance of a new certificate. Anything herein to the contrary notwithstanding, the

Board of Directors, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Delaware.

     Section 6. Stockholder's Right of Inspection. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business.

     Section 7. Fixing of Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                  ARTICLE VIII

                                   Dividends

     Subject to the provisions of applicable law or of the Certificate of Incorporation relating thereto, if any, dividends upon the capital stock of the Corporation may be declared by a Supermajority of the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of the capital stock of the Corporation, subject to applicable law and the Certificate of Incorporation.

     Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose or purposes as the Board of Directors shall determine to be in the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                   ARTICLE IX

                                INDEMNIFICATION

     Section 1. Right to Indemnification. The Corporation shall, to the fullest extent permitted by applicable law as then in effect, indemnify any person (the "Indemnitee") who was or is involved in any manner (including, without limitation, as a party or a witness) or was or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to any employee benefit plan), whether the basis of any such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, against all expenses, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by him in connection with such Proceeding. The right to indemnification conferred in this Article IX shall include the right to receive payment in advance of any expenses incurred by the indemnitee in connection with such Proceeding, consistent with applicable law as then in effect. All right to indemnification conferred in this Article IX, including such right to advance payments and the evidentiary, procedural and other provisions of this Article IX, shall be a contract right. The Corporation may, by action of its Board of Directors, provide indemnification for employees, agents, attorneys and representatives of the Corporation with up to the same scope and extent as provided for officers and directors.

     Section 2. Insurance Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any person who is, was or may become an officer, director, employee, agent, attorney or representative of the Corporation or, at the request of the Corporation, an officer, director, employee, agent, attorney or representative of another corporation or entity, against any expense, liability or loss asserted against him or her or incurred by him or her in connection with any Proceeding in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him or her against such expense, liability or loss under the provisions of Article TENTH of the Certificate of Incorporation or this
Article IX or otherwise. The Corporation may enter into contracts with any director, officer, employee, agent, attorney or representative of the Corporation, or any person serving as such at the request of the Corporation for another corporation or entity, in furtherance of the provisions of this
Article IX and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification of any person entitled thereto.

     Section 3. Indemnification: Not Exclusive Right. The right of indemnification provided in this Article IX shall not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled under any provision of the Certificate of Incorporation or By-Laws or agreement or otherwise. The provisions of this Article IX shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Article IX and shall be applicable to all Proceedings, whether arising from acts or omissions occurring before or after the adoption of this Article IX. No amendment or repeal of any provision of this Article IX shall remove, abridge or adversely affect any right of indemnification or any other benefits of the Indemnitee under the provisions of this Article IX with respect to any Proceeding involving any act or omission which occurred prior to such amendment.

          Section 4. Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance, but not in limitation, of the provisions of the Certificate of Incorporation or the foregoing provisions of this Article IX, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to Indemnification under the Certificate of Incorporation or this Article IX:

          (a) Advancement of Expenses: All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the indemnitee and; if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expense pursuant to this Article IX.

          (b)  Procedure for Determination of Entitlement to Indemnification.

               (i) To obtain indemnification, an Indemnitee shall submit to the President or Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to Indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made not later than 60 days after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. The President or Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification.

               (ii) The Indemnitee's entitlement to indemnification shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined) (or the Disinterested Director, if only one); (B) by a written opinion of Independent Counsel (as hereinafter defined) if (x) a Change of Control (as hereinafter defined) shall have occurred and the Indemnitee so requests or (y) there is no Disinterested Director or a majority of the Disinterested Directors (or the Disinterested Director, if only one) so directs; (C) by the stockholders of the Corporation other than any interested stockholder (but only if a majority of the Disinterested Directors (or the Disinterested Director, if only one) determines that the issue of entitlement to indemnification should be submitted to the stockholders for their determination); or (D) as provided in Section 4(c) of this Article IX.

                    (iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to
          Section 4(b)(ii) of this Article IX, a majority of the Disinterested Directors (or the Disinterested Director, if only one) shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change of Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which the Board of Directors does not reasonably object.

               (c) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Article IX, the Indemnitee shall be presumed to be entitled to indemnification upon submission of a request for indemnification together with the Supporting Documentation in accordance with
Section 4(b)(i) of this Article IX, and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 4(b) of this Article IX to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the Indemnitee shall be deemed to be entitled to indemnification. With regard to the right to indemnification for expenses, if and to the extent that the Indemnitee has been successful on the merits or otherwise in any Proceeding, or if and to the extent that the Indemnitee was not a party to the Proceeding or if a Proceeding was terminated without a determination of liability on the part of the Indemnitee with respect to any claim, issue or matter therein or without any payments in settlement or compromise being made by the Indemnitee with respect to a claim, issue or matter therein, the Indemnitee shall be deemed to be entitled to indemnification, which entitlement shall not be diminished by any determination which may be made pursuant to Sections (4)(b)(ii)(A), (B) or (C). In either case, the Indemnitee shall be entitled to such indemnification, unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law, in either case as finally determined by adjudication or, at the Indemnitee's sole option, arbitration (as provided in Section 4(d)(i) of this Article IX). The termination of any Proceeding described in Section 1 of this Article IX, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create any presumption with respect to any standard of conduct or belief or any other matter which might form a basis for a determination that the Indemnitee is not entitled to indemnification.


               (d)  Remedies of Indemnitee.

                    (i)  In the event that a determination is made pursuant to
          Section 4(b) of this Article IX that the Indemnitee is not entitled to indemnification under this Article IX, (A) the Indemnitee shall be entitled to seek an adjudication of his entitlement to such indemnification either, at the Indemnitee's sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by three arbitrators (or, if the dispute involves less than $100,000, by a single arbitrator) pursuant to the rules of the American Arbitration Association; (B) any such judicial proceedings or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) in any such judicial proceeding or arbitration the Corporation shall have the burden of proof that the Indemnitee is not entitled to indemnification under this Article IX.

          (ii) If a determination shall have been made or deemed to have been made, pursuant to Section 4(b) or (c) of this Article IX, that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination, unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law, in either case as finally determined by adjudication or, at the indemnitee's sole option, arbitration (as provided in Section 4(d)(i) of this Article IX). In the event that (C) advancement of expenses is not timely made pursuant to Section 4(a) of this Article IX or (D) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 4(b) or (c) of this Article IX, the Indemnitee shall be entitled to seek judicial enforcement of the Corporation's obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (A) or (B) of this clause (ii) (a "Disqualifying Event"), provided, however, that if the Indemnitee shall elect, at his sole option, that such dispute shall be determined by arbitration (as provided in Section 4(d)(i) of this Article IX), the Corporation shall proceed by such arbitration. In any such enforcement or other proceeding or action in which whether a Disqualifying Event has occurred is an issue, the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

          (iii) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4(d) that the procedures and presumptions of this Article IX are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator or arbitrators that the Corporation is bound by all the provisions of this
Article IX.

          (iv) In the event that the Indemnitee, pursuant to this Article IX, seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Article IX, or is otherwise involved in any adjudication or arbitration with respect to his right to indemnification, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by him if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

     (e)  Definitions. For purposes of this Section 4:

          (i) "Change in Control" means a change in control of the ultimate corporate parent of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Act"), as such item was in effect on November 1, 1992, whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 20 percent or more of the combined voting power of the Corporation's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such acquisition; (B) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (C) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

               (ii) "Disinterested Director" means a director of the Corporation who is not or was not a material party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

               (iii) "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (A) the Corporation or the Indemnitee in any matter or (B) any other party to the Proceeding giving rise to a claim for indemnification under this Article IX. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee's rights under this Article IX.

          Section 5. Acts of Disinterested Directors. Disinterested Directors considering or acting on any indemnification matter under this Article IX or otherwise may consider or take action as the Board of Directors or may consider or take action as a committee or individually or otherwise.

          Section 6. Severability. If any provision or provisions of this
Article IX shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article IX (including, without limitation, all portions of any paragraph of this Article IX containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article IX (including, without limitation, all portions of any paragraph of this Article IX containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

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